UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers

On October 26, 2015, Voya Financial, Inc. (the “Company”) announced that C. Landon Cobb, Jr., age 44, has been appointed the Company’s Chief Accounting Officer and Controller, effective November 1, 2015. The press release announcing Mr. Cobb’s appointment is furnished herewith as Exhibit 99.1.

Mr. Cobb previously was the Chief Accounting Officer at Fidelity & Guaranty Life, from 2014 until October 2015. Prior to holding that position, Mr. Cobb served as Chief Financial Officer of Medcost, LLC, a North Carolina-based benefits solutions company, from 2013 to 2014, and as Vice President and Corporate Controller of Lincoln Financial Group from 2007 to 2012. Mr. Cobb held several other positions at Lincoln Financial Group from 2004 to 2007, and prior to 2004 was employed by Primerica Financial Services and Ernst & Young LLP.

Mr. Cobb will participate in the Company’s Incentive Compensation Plan, pursuant to which Mr. Cobb will be eligible to receive an annual cash incentive payment based upon achievement of company-wide performance goals. Mr. Cobb will also participate in the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan, pursuant to which Mr. Cobb is eligible to receive grants of equity-based awards. A further description of these plans is included in the Company’s Definitive Proxy Statements on Schedule 14A filed with the Securities and Exchange Commission on June 16, 2014, and April 14, 2015.

Mr. Cobb will succeed Joseph D. Horan, who assumed the role of interim Chief Accounting Officer and Controller of the Company on August 15, 2015. Mr. Horan will continue to serve in his prior role as Deputy Controller of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ TREVOR OGLE
Name:	Trevor Ogle
Title:	Senior Vice President and Deputy General Counsel

Dated: October 26, 2015